News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President, CFO, and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports
7% Increase in Net Income for Third Quarter 2015

MOULTRIE, GEORGIA, October 22, 2015 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the third quarter ended September 30, 2015.

Third Quarter and Nine-Month Income Highlights

•	Net income increased nearly 7% to $857 thousand in the third quarter of 2015, or $0.33 per diluted share, from $804 thousand, or $0.32 per diluted share, in the third quarter of 2014.
•	For the nine months ended September 30, 2015, net income was $2.5 million, or $0.99 per diluted share, a 12.9% increase from $2.2 million, or $0.88 per diluted share, for the same period in the prior year.
•	Net interest income grew 4.3% in the third quarter and 5.6% for the year-to-date period over the comparable periods of 2014, due primarily to loan growth.
•	Noninterest income declined to $1.0 million and $3.2 million for the third quarter and year-to-date period, respectively, over the comparable periods of 2014, due mostly to a decrease in income from mortgage banking services and gains on the sale of securities that benefitted the prior year.
•	Noninterest expense declined 4.2% and 2.8% in the third quarter and first nine months of 2015, respectively, due to lower personnel expenses.

Balance Sheet Trends and Asset Quality

•	Total assets at September 30, 2014 were $392.2 million, an increase of 3.0% from September 30, 2014.
•	Total loans increased $13.1 million, or 5.8%, to $239.1 million over the same period last year.
•	Total deposits grew $11.5 million, or 3.7%, to $322.8 million at September 30, 2015 from the third quarter of 2014. Deposit growth occurred in all deposit categories, but mostly in noninterest-bearing transaction accounts.
•	Assets quality remained strong with low levels of non-performing assets.

“We achieved solid results in the third quarter as we continued to execute on our strategic priorities to grow our customer base and deepen existing customer relationships,” commended DeWitt Drew, President and CEO. “We continue to see strong loan growth in our local markets, while maintaining superior asset quality metrics. And, we are encouraged with the growth in our low cost deposit base which continues to support our lending activity.”

Dividends

In September 2015, the Corporation paid a quarterly cash dividend of $0.10 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 87 consecutive years.

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 About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $392 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2015	2014	2014
ASSETS
Cash and due from banks	$7,741	$6,783	$7,090
Interest-bearing deposits in banks	13,557	5,776	15,024
Certificates of deposit in other banks	1,225	1,470	2,940
Investment securities available for sale	49,589	53,838	50,097
Investment securities held to maturity	61,336	61,588	58,737
Federal Home Loan Bank stock, at cost	1,614	1,560	1,830
Loans, less unearned income and discount	239,086	224,400	225,948
Allowance for loan losses	(3,180)	(3,114)	(3,196)
Net loans	235,906	221,286	222,752
Premises and equipment	11,356	11,756	11,836
Foreclosed assets, net	0	274	299
Intangible assets	55	66	70
Bank owned life insurance	5,194	5,104	5,067
Other assets	4,648	4,779	5,021
Total assets	$392,221	$374,280	$380,763
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$24,823	$22,890	$22,310
Money market	99,128	99,918	97,519
Savings	29,774	28,156	29,768
Certificates of deposit $100,000 and over	25,354	31,367	25,875
Other time accounts	48,979	46,300	45,821
Total interest-bearing deposits	228,058	228,631	221,293
Noninterest-bearing deposits	94,714	81,343	89,992
Total deposits	322,772	309,974	311,285

Other borrowings	6,733	5,133	11,133
Long-term debt	23,333	22,067	22,067
Accounts payable and accrued liabilities	2,878	2,771	2,736
Total liabilities	355,716	339,945	347,221
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	26,781	25,015	24,557
Accumulated other comprehensive income	(157)	(561)	(896)
Total	62,619	60,449	59,656
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	36,505	34,335	33,542
Total liabilities and shareholders' equity	$392,221	$374,280	$380,763

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015*	2014*	2015*	2014*
Interest income:
Interest and fees on loans	$3,215	$3,067	$9,424	$9,074
Interest and dividend on securities available for sale	278	277	867	789
Interest on securities held to maturity	360	337	1,087	1,021
Dividends on Federal Home Loan Bank stock	18	26	54	51
Interest on deposits in banks	15	6	41	40
Interest on certificates of deposit in other banks	3	9	10	27
Total interest income	3,889	3,722	11,483	11,002

Interest expense:
Interest on deposits	202	178	589	566
Interest on other borrowings	19	13	47	154
Interest on long-term debt	104	115	329	321
Total interest expense	325	306	965	1,041
Net interest income	3,564	3,416	10,518	9,961
Provision for loan losses	51	75	141	255
Net interest income after provision for losses on loans	3,513	3,341	10,377	9,706

Noninterest income:
Service charges on deposit accounts	284	307	839	963
Income from trust services	52	74	190	188
Income from retail brokerage services	82	80	281	270
Income from insurance services	331	285	1,067	992
Income from mortgage banking services	80	189	236	535
Net gain (loss) on the sale or disposition of assets	0	36	22	57
Net gain on the sale of securities	0	139	3	293
Other income	179	173	576	573
Total noninterest income	1,008	1,283	3,214	3,871

Noninterest expense:
Salary and employee benefits	1,907	2,134	5,880	6,273
Occupancy expense	299	271	855	781
Equipment expense	227	227	664	660
Data processing expense	314	282	921	839
Amortization of intangible assets	4	4	12	41
Other operating expense	708	694	2,107	2,151
Total noninterest expense	3,459	3,612	10,439	10,745

Income before income tax expense	1,062	1,012	3,152	2,832
Provision for income taxes	205	208	621	590
Net income	$857	$804	$2,531	$2,242

Net income per share, basic	$0.33	$0.32	$0.99	$0.88
Net income per share, diluted	$0.33	$0.32	$0.99	$0.88
Dividends paid per share	$0.10	$0.08	$0.30	$0.24
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2015	2014
Assets	$392,221	$380,763
Loans, less unearned income & discount	$239,086	$225,948
Deposits	$322,772	$311,285
Shareholders' equity	$36,505	$33,542

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Performance Data & Ratios
Net income	$857	$804	$2,531	$2,242
Earnings per share, basic	$0.33	$0.32	$0.99	$0.88
Earnings per share, diluted	$0.33	$0.32	$0.99	$0.88
Dividends paid per share	$0.10	$0.08	$0.30	$0.24
Return on assets	0.87%	0.86%	0.85%	0.78%
Return on equity	9.48%	9.57%	9.46%	9.08%
Net interest margin (tax equivalent)	4.10%	4.14%	4.06%	3.98%
Dividend payout ratio	29.72%	25.37%	30.20%	27.28%
Efficiency ratio	72.27%	74.08%	72.70%	74.82%

Asset Quality Data & Ratios
Total nonperforming loans	$1,359	$998	$1,359	$998
Total nonperforming assets	$1,359	$1,297	$1,359	$1,297
Net loan charge offs	$51	$6	$75	$143
Reserve for loan losses to total loans	1.33%	1.41%	1.33%	1.41%
Nonperforming loans/total loans	0.57%	0.44%	0.57%	0.44%
Nonperforming assets/total assets	0.35%	0.34%	0.35%	0.34%
Net charge offs / average loans	0.09%	0.01%	0.04%	0.09%

Capital Ratios
Average common equity to average total assets	9.17%	8.97%	9.02%	8.61%
Common equity Tier 1 capital ratio	14.41%	14.31%	14.41%	14.31%
Tier 1 capital ratio	14.41%	14.31%	14.41%	14.31%
Tier 1 leverage ratio	9.29%	9.18%	9.29%	9.18%
Total risk based capital ratio	15.66%	15.56%	15.66%	15.56%
Book value per share	$14.33	$13.16	$14.33	$13.16
Tangible book value per share	$14.31	$13.14	$14.31	$13.14

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2015	2015	2015	2014	2014

Assets	$394,441	$396,762	$395,220	$381,239	$374,509
Loans, less unearned income & discount	$238,023	$233,464	$225,665	$223,906	$225,934
Deposits	$327,072	$329,869	$330,394	$313,595	$309,953
Equity	$36,154	$35,687	$35,134	$34,186	$33,579
Return on assets	0.87%	0.87%	0.82%	0.69%	0.86%
Return on equity	9.48%	9.69%	9.21%	7.75%	9.57%
Net income	$857	$865	$809	$662	$804
Net income per share, basic	$0.33	$0.34	$0.32	$0.26	$0.32
Net income per share, diluted	$0.33	$0.34	$0.32	$0.26	$0.32
Dividends paid per share	$0.10	$0.10	$0.10	$0.08	$0.08

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